EXHIBIT 10.1

FIRST AMENDMENT TO SEPARATION AND RELEASE AGREEMENT

This First Amendment to Separation and Release Agreement (this “First Amendment”) is entered into as of February 9, 2007 (the “Amendment Effective Date”), by and between Witness Systems, Inc., a Delaware corporation (the “Company”), and David Gould, an individual (“Executive”), with reference to the following facts:

A.    The Company and Executive (collectively, the “Parties”) are parties to a Separation and Release Agreement, dated January 3, 2007 (the “Original Separation Agreement”), pursuant to which, among other things, Executive has executed and delivered to the Company a resignation letter by which he has resigned his employment with the Company (and all other officer or director positions he held with any of the Company’s subsidiaries or affiliates as of January 3, 2007 (the “Other Positions”)), which resignation (the “Resignation”), by the terms of the Separation Agreement, becomes effective upon acceptance by the Company’s Board of Directors (the “Board”).  (For purposes of this First Amendment, the Original Separation Agreement, as amended by this First Amendment, is referred to as the “Amended Separation Agreement.”)

B.    The Parties are parties to a Change of Control Agreement, dated November 3, 2004, as amended by a First Amendment to Change of Control Agreement, dated February 16, 2006 (collectively, the “CIC Agreement”), pursuant to which Executive is entitled to certain benefits upon a “Change of Control” of the Company as that term is defined in Section 1.3 of the CIC Agreement.

C.    The Parties desire to terminate, amend and confirm various rights and obligations among them by entering into this First Amendment.

NOW, THEREFORE, the Parties agree as follows:

1.     Meaning of Terms.  Except as provided otherwise or as defined in this First Amendment, all capitalized terms used in this First Amendment will have the same meaning as under the Original Separation Agreement.

2.     Employment of Executive.  By this First Amendment, the Board accepts (and Executive concurs with the Board’s acceptance of) the Resignation effective immediately with respect to the Other Positions, and effective as of the end of the day on April 30, 2007 (the “Employment Termination Date”) with respect to Executive’s employment with the Company, and Executive will remain a full-time employee of the Company through that date.  From the Amendment Effective Date through the Employment Termination Date, Executive will perform only those duties assigned by the Board or the Chief Executive Officer of the Company, and, except as otherwise agreed between the Parties, Executive will not have the authority to act on behalf of or bind the Company.  For purposes of Executive’s Outstanding Options (as defined in Section 4 below), the Resignation will be treated as a termination of Executive’s employment with the Company by Executive for “Good Reason” as that term is defined in the Option Documents (as defined in Section 4 below).

3.     Termination of CIC Agreement.  As of the Amendment Effective Date, the CIC Agreement is terminated, and all rights of the Parties under that Agreement immediately will cease.

4.     Stock Options.  By this First Amendment, the Company agrees that any and all options to purchase common stock in the Company that the Company previously has granted to Executive, to the extent they remain unvested or unexercised as of the Amendment Effective Date (the “Outstanding Options”), will (i) continue to vest and be exercisable in accordance with the terms and conditions of the respective Option Plans and Option Agreements pursuant to which they were granted (the “Option Documents”), up through and including the Employment Termination Date, and (ii) continue to be exercisable (or cease to be exercisable) in accordance with the terms and conditions of the Option Documents, subsequent to the Employment Termination Date; provided that the provisions of Section 7 of the Original Separation Agreement will continue to apply with respect to the Outstanding Options.  Except as may be provided otherwise in Section 10 of the various Option Agreements governing the Outstanding Options, no Outstanding Options will further vest after the Employment Termination Date.

5.     Remaining Provisions of Original Separation Agreement.  Except as modified by the terms of this First Amendment, the terms of the Original Separation Agreement remain in effect.

6.     Acknowledgements and Representations.  Each of the Parties (i) acknowledges the validity of this two (2) page First Amendment, and represents that they have the legal capacity to enter into this First Amendment, (ii) acknowledges that they have consulted with an attorney before signing this First Amendment, (iii) represents that they have read carefully this First Amendment, and know and understand its terms and conditions, including its final and binding effect, and (iv) acknowledges that they have signed this First Amendment voluntarily.

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment effective as of the Amendment Effective Date.

WITNESS SYSTEMS, INC., a Delaware corporation	DAVID GOULD, an individual

By:	By:

Name:	Date: February , 2007

Title:

Date: February , 2007